                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Defined Asset Funds Municipal Defined Fund Series
13:



We consent to the use in this Registration Statement No. 333-91855 of our report dated March 3, 2000 relating to the Statement of Condition of Defined Asset Funds Municipal Defined Fund Series 13, and to the reference to us under the heading "How the Fund Works--Auditors" in the Prospectus which is a part of this Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
March 3, 2000